Exhibit 5.1

Hogan Lovells US LLP 609 Main Street, Suite 4200 Houston, TX 77002 T +1 713 632 1400 F +1 713 632 1401 www.hoganlovells.com
July 31, 2025
Board of Directors
Salarius Pharmaceuticals, Inc.
2450 Holcombe Blvd.
Houston, Texas 77021
Ladies and Gentlemen:
We are acting as counsel to Salarius Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-1 (File No. 333-284368) (as amended or supplemented, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series A warrants (the “Series A Warrants”) to purchase shares of Common Stock (the “Series A Warrant Shares”), (iv) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”) to purchase shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Common Warrant Shares”) and (v) representative warrants (the “Representative Warrants” and together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”) to purchase shares of Common Stock issued to the representative of the underwriters (the “Representative Warrant Shares” and collectively with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”), to be offered and sold at an aggregate price of up to $46,713,000, inclusive of an aggregate of $713,000 for the Representative Warrants and Representative Warrant Shares. All of the Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Warrant Shares and Common Warrant Shares are to be sold by the Company pursuant to an Underwriting Agreement to be entered into between the Company and the representative of the underwriters named therein (the “Agreement”), as described in the prospectus, which forms a part of the Registration Statement (the “Prospectus”).
This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined and relied upon copies of the Registration Statement, and the exhibits thereto, including, the form of Agreement, the form of Common Warrants, the form of Pre-Funded Warrants, the form of Representative Warrant and the form of Warrant Agent Agreement. We have also examined and relied upon copies of the Company’s certificate of incorporation, as amended, in effect on the date hereof (the “Certificate of Incorporation”), the Company’s bylaws, as amended, in effect on the date hereof (the “Bylaws”)
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and the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof relating to the Registration Statement and the issuance of the Shares, the Common Warrants, the Pre-Funded Warrants, the Representative Warrants and the Warrant Shares by the Company (the “Resolutions”). We also examined originals or copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (2), (3) and (4), the internal laws of the State of New York. We express no opinion herein as to any other statutes, rules or regulations.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
1.The Shares, following (i) the Registration Statement, as finally amended, having been declared effective under the Act, (ii) issuance of the Shares pursuant to the terms of the Agreement, which such issuance shall not exceed the maximum number of Shares authorized to be issued by the Company’s board of directors or a duly authorized committee thereof, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Company's board of directors or a duly authorized committee thereof, will be validly issued, fully paid and nonassessable.
2.The Pre-Funded Warrants, following (i) the Registration Statement, as finally amended, having been declared effective under the Act, (ii) issuance of the Pre-Funded Warrants pursuant to the terms of the Agreement and the Warrant Agent Agreement, which such issuance shall not exceed the maximum number of Pre-Funded Warrants or Pre-Funded Warrant Shares authorized to be issued by the Company’s board of directors or a duly authorized committee thereof, and (iii) receipt by the Company of the consideration for the Pre-Funded Warrants specified in the resolutions of the Company's board of directors or a duly authorized committee thereof, will constitute valid and binding obligations of the Company.
3.The Common Warrants, following (i) the Registration Statement, as finally amended, having been declared effective under the Act, (ii) issuance of the Common Warrants pursuant to the terms of the Agreement and the Warrant Agent Agreement, which such issuance shall not exceed the maximum number of Common Warrants or Common Warrant Shares authorized to be issued by the Company’s board of directors or a duly authorized committee thereof, and (iii) receipt by the Company of the consideration for the Common Warrants specified in the resolutions of the Company's board of directors or a duly authorized committee thereof, will constitute valid and binding obligations of the Company.
4.The Representative Warrants, following (i) the Registration Statement, as finally amended, having been declared effective under the Act, (ii) issuance of the Representative Warrants pursuant to the terms of the Agreement, which such issuance shall not exceed the maximum number of Representative Warrants or Representative Warrant Shares authorized to be issued by the Company’s board of directors or a duly authorized committee thereof, and (iii) receipt by the Company of the consideration for the Representative Warrants specified in the resolutions of the Company's board of directors or a duly authorized committee thereof, will constitute valid and binding obligations of the Company.
5.The Warrant Shares, following (i) the Registration Statement, as finally amended, having been declared effective under the Act, (ii) issuance of the Warrant Shares pursuant to the terms of the Agreement and the Warrant Agent Agreement, which such issuance shall not exceed the maximum number of Warrant Shares authorized to be issued by the Company’s board of directors or a duly authorized committee thereof, and (iii) receipt by the Company of the consideration for the Warrant Shares specified in the resolutions of the Company's board of directors or a duly authorized committee thereof, will be validly issued, fully paid and nonassessable.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
For purposes of this opinion letter, we have assumed that (i) at the time of the issuance, sale and delivery of any Shares, Warrants or Warrant Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, that the consideration paid for each of the Shares will not be less than the par value thereof, and (ii) the Common Warrants, the Pre-Funded Warrants and the Representative Warrants will each be in the form reviewed by us and will be governed by the laws of the State of New York, and issued in accordance with the Certificate of Incorporation and Bylaws.
This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement to be filed with the Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.
Very truly yours,
/s/ HOGAN LOVELLS US LLP
HOGAN LOVELLS US LLP